                                                                     EXHIBIT 4.1




                        CBT GROUP PUBLIC LIMITED COMPANY



                       DECLARATION OF SUBSCRIPTION RIGHTS

                         DATED AS OF OCTOBER 4TH, 1998

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
SECTION 1.  CERTAIN DEFINITIONS                                           4

SECTION 2.  EVIDENCE AND TRANSFER OF SUBSCRIPTION
            RIGHTS CERTIFICATES                                          10

SECTION 3.  FORM OF SUBSCRIPTION RIGHTS CERTIFICATES                     11

SECTION 4.  EXECUTION AND REGISTRATION                                   12

SECTION 5.  TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE
            OF SUBSCRIPTION RIGHTS CERTIFICATES;
            MUTILATED, DESTROYED, LOST OR STOLEN
            SUBSCRIPTION RIGHTS CERTIFICATES                             13

SECTION 6.  EXERCISE OF SUBSCRIPTION RIGHTS; EXERCISE
            PRICE; EXPIRATION DATE OF SUBSCRIPTION RIGHTS                14

SECTION 7.  CANCELLATION OF SUBSCRIPTION RIGHTS CERTIFICATES             16

SECTION 8.  RESERVATION AND AVAILABILITY OF ORDINARY SHARES              16

SECTION 9.  NO SHAREHOLDER RIGHTS PRIOR TO EXERCISE                      18

SECTION 10. ADJUSTMENT OF EXERCISE PRICE, NUMBER OF
            SHARES OR NUMBER OF SUBSCRIPTION RIGHTS                      18

SECTION 11. CERTIFICATE OF ADJUSTED EXERCISE PRICE OR
            NUMBER OF SHARES                                             26

SECTION 12. FRACTIONAL SUBSCRIPTION RIGHTS AND FRACTIONAL
            SHARES                                                       26

SECTION 13. ISSUE OF NEW SUBSCRIPTION RIGHTS CERTIFICATES                27

SECTION 14. CANCELLATION                                                 27

SECTION 15. EXCHANGE                                                     28

SECTION 16. NOTICE OF CERTAIN EVENTS                                     30

SECTION 17. NOTICES                                                      31

SECTION 18. SUPPLEMENTS AND AMENDMENTS                                   31

SECTION 19. DETERMINATIONS AND ACTIONS BY THE BOARD OF
            DIRECTORS, ETC.                                              32

SECTION 20. SEVERABILITY                                                 32

SECTION 21. GOVERNING LAW                                                33

SECTION 22. DESCRIPTIVE HEADINGS                                         33

EXHIBITS

Exhibit A   Form of Subscription Rights Certificate

Exhibit B   Summary of Subscription Rights Declaration

On October 4th, 1998, the Board of Directors of the Company resolved to grant a subscription right (a "SUBSCRIPTION RIGHT") in respect of each Ordinary Share (as hereinafter defined), each Subscription Right representing the right to purchase one Ordinary Share (subject to adjustment pursuant to the provisions set out herein), upon and subject to the following terms and conditions.

SECTION 1 - CERTAIN DEFINITIONS
-------------------------------
For the purposes hereof, the following terms shall, save where the context otherwise requires, have the meanings indicated:

(a)   "ACQUIRING PERSON" shall mean any Person who or which, together with all
      ------------------
      Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Ordinary Shares then in issue, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person:
      (i) who was at the Record Date the Beneficial Owner of 15% or more of the Ordinary Shares in issue; or
      (ii) as the result of an acquisition by the Company of its own Ordinary Shares which, by reducing the number of shares in issue, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Ordinary Shares then in issue;

      provided, however, that if any such Person shall thereafter become the
      --------  -------
      Beneficial Owner of any additional Ordinary Shares (other than pursuant to a dividend or distribution paid or made by the Company in Ordinary Shares or an issue by the Company of Ordinary Shares by way of a bonus issue or pursuant to a split or subdivision of the Ordinary Shares), then such Person shall be deemed to be an Acquiring Person if such Person then beneficially owns 15% or more of the Ordinary Shares then in issue. Notwithstanding the foregoing, if the Company's Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because:
      (A) such Person was unaware of beneficially owning 15% or more of the Ordinary Shares then in issue; or
      (B) such Person was aware of the extent of the Ordinary Shares which they beneficially owned but had no actual knowledge of the consequences of such beneficial ownership hereunder)

      and without any intention of changing or influencing control of the Company, and if such Person divested or divests as promptly as practicable a sufficient number of Ordinary Shares so that such Person no longer beneficially owns 15% or more of the Ordinary Shares then in issue, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes hereof.

(b)   "ADJUSTMENT FRACTION" shall have the meaning set forth in Section 10(a)(i)
      ---------------------
      hereof.

(c)   "AFFILIATE" AND ASSOCIATE" shall have the respective meanings ascribed to
      --------------------------
      such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

(d)   A Person shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to
                                   ------------------
      "BENEFICIALLY OWN" any securities:
      ------------------
      (i) which such Person or any of such Person's Affiliates or Associates beneficially own, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation);
      (ii)  which such Person or any of such Person's Affiliates or Associates has:
            (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Subscription Rights), warrants or options, or otherwise; provided, however, that a Person shall
                                       --------  -------
                not be deemed pursuant to this Section 1(d)(ii)(A) to be the Beneficial Owner of, or to beneficially own:
                (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
                (2) securities which a Person or any of such Person's Affiliates or Associates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of its Affiliates or Associates) if such agreement has been approved by the Board of Directors of the Company prior to there being an Acquiring Person; or
            (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be
                               --------  -------
                deemed to be the Beneficial Owner of, or to beneficially own, any security under this Section 1(d)(ii)(B) if the agreement, arrangement or understanding to vote such security:
                (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act; and
                (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

      (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B)) or disposing of any securities of the Company; provided, however, that
                                                        --------  -------
            in no case shall an officer or director of the Company be deemed:
            (A) the Beneficial Owner of any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Company; or
            (B) the Beneficial Owner of securities held of record by the trustee of any employee benefit plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in the plan.

(e)   "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day
      --------------
      on which banking institutions in New York are authorized or obliged by law or executive order to close.

(f)   "CANCELLATION DATE" shall have the meaning set forth in Section 14(a)
      -------------------
      hereof.

(g)   "CLOSE OF BUSINESS" on any given date shall mean 5:00 p.m., New York City
      -------------------
      Time in the USA, on such date; provided, however, that if such date is not
                                     --------  -------
      a Business Day it shall mean 5:00 p.m., New York City Time in the USA, on the next succeeding Business Day.

(h)   "COMPANY" shall mean CBT Group Public Limited Company, a public limited
      ---------
      company incorporated under the laws of the Republic of Ireland.

(i)   "CURRENT PER SHARE MARKET PRICE" of any security (a "Security" for the
      --------------------------------
      purposes of this definition), for all computations other than those made pursuant to Section 10(a)(iii) hereof, shall mean the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to but not including such date, and for purposes of computations made pursuant to Section 10(a)(iii) hereof, the Current Per Share Market Price of any Security on any date shall be deemed to be the average of the daily closing prices per share of such Security for the ten (10) consecutive Trading Days immediately prior to but not including such date; provided, however, that in the event that the Current
                           --------  -------
      Per Share Market Price of the Security is determined during a period following the announcement by the issuer of such Security of:
      (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares;
      (ii)  a bonus issue; or
      (iii) any subdivision, combination, consolidation or reclassification of such Security;

      and prior to the expiration of the applicable thirty (30) Trading Day or ten (10) Trading Day period, after the ex-dividend date for such dividend or distribution or the record date for such bonus issue, subdivision, combination, consolidation or reclassification, as the case may be, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on any such date the Security is not publicly held or so listed or traded, Current Per Share Market Price shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, provided however that while the Ordinary Shares are represented by American Depositary Shares ("ADSS") the security shall be the ADS and the current per share market price of each Ordinary Share shall, for the purposes of this definition, be calculated by reference to the current per share market price of an ADS with any necessary adjustment being made to reflect the fraction which an ADS bears to an Ordinary Share or the fraction which an Ordinary Share bears to an ADS, as the case may be.

(j)   "CURRENT VALUE" shall have the meaning set forth in Section 10(a)(iii)
      ---------------
      hereof.

(k)   "DISTRIBUTION DATE" shall mean the earlier of:
      -------------------
      (i) the Close of Business on the tenth day after the Shares Acquisition Date;
      (ii) the Close of Business on the tenth day (or such later date as may be determined by action of the Company's Board of Directors) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if, assuming the successful consummation thereof, such Person would be an Acquiring Person.

(l)   "EQUIVALENT SHARES" shall mean Ordinary Shares and any other class or
      -------------------
      series of shares of the Company which is entitled to the same rights, privileges and preferences as the Ordinary Shares.

(m)   "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended,
      --------------
      of the USA.

(n)   "EXERCISE PRICE" shall have the meaning set forth in Section 3(a) hereof.
      ----------------

(o)   "EXPIRATION DATE" shall mean the earliest to occur of:
      -----------------
      (i)   the Close of Business on the Final Expiration Date; or
      (ii)  the Cancellation Date; or
      (iii) the time at which the Board of Directors of the Company orders the exchange of the Subscription Rights as provided in Section 15 hereof.

(p)  "FINAL EXPIRATION DATE" shall mean October 4th, 2008.
     -----------------------

(q)   "INTERESTED PERSON" with respect to a Transaction shall mean any Person
      -------------------
      who:
      (i) is or will become an Acquiring Person if the Transaction were to be consummated or an Affiliate or Associate of such a Person; and
      (ii) is, or directly or indirectly proposed, nominated or financially supported, a director of the Company in office at the time of consideration of the Transaction in question who was elected by written consent of shareholders.

(r)   "NASDAQ" shall mean the National Association of Securities Dealers, Inc.
      --------
      Automated Quotations System.

(s)   "ORDINARY SHARES" shall mean the ordinary shares of IR9.375p each in the
      -----------------
      capital of the Company.

(t)   "ORDINARY SHARE EQUIVALENTS" shall have the meaning set forth in Section
      ----------------------------
      10(a)(iii) hereof.

(u)   "PERSON" shall mean any individual, firm, company, other body corporate or
      --------
      other entity or trust and shall include any successor (by merger or otherwise) of such entity or trust.

(v)   "POST-EVENT TRANSFEREE" shall have the meaning set forth in Section 6(g)
      -----------------------
      hereof.

(w)   "PRE-EVENT TRANSFEREE" shall have the meaning set forth in Section 6(g)
      ----------------------
      hereof.

(x)   "RECORD DATE" shall mean 12.00 midnight on October 4th, 1998.
      -------------

(y)   "SECTION 10(A)(II) TRIGGER DATE" shall have the meaning set forth in
      --------------------------------
      Section 10(a)(iii) hereof.

(z)   "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, of the
      ----------------
      USA.

(aa)  "SHARES ACQUISITION DATE" shall mean the first date of public announcement
      -------------------------
      (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange
      Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided that, if such Person is determined by the Company's
                   -------------
      Board of Directors not to have become an Acquiring Person pursuant to
      Section 1(a) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

(bb)  "SPREAD" shall have the meaning set forth in Section 10(a)(iii) hereof.
      --------

(cc)  "SUBSCRIPTION RIGHTS CERTIFICATE" shall mean a certificate substantially
      ---------------------------------
      in the form attached hereto as Exhibit A.

(dd)  "SUBSIDIARY" shall mean the meaning assigned to such term by Section 155
      ------------
      of the Companies Act, 1963, as amended, of the Republic of Ireland.

(ee)  "SUBSTITUTION PERIOD" shall have the meaning set forth in Section
      ---------------------
      10(a)(iii) hereof.

(ff)  "SUMMARY OF THIS DECLARATION OF SUBSCRIPTION RIGHTS" shall mean a summary
      ----------------------------------------------------
      hereof substantially in the form attached hereto as Exhibit B.

(gg)  "TOTAL EXERCISE PRICE shall have the meaning set forth in Section 3(a)
      ---------------------
      hereof.

(hh)  "TRADING DAY" shall mean a day on which the principal securities exchange
      -------------
      on which a referenced security is listed or admitted to trading is open for the transaction of business or, if a referenced security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii)  "TRANSACTION" shall mean any acquisition of Ordinary Shares which would
      -------------
      result in a Person becoming an Acquiring Person.

(jj)  A "TRIGGERING EVENT" shall be deemed to have occurred upon any Person
        ------------------
      becoming an Acquiring Person.

SECTION 2 - EVIDENCE AND TRANSFER OF SUBSCRIPTION RIGHTS
--------------------------------------------------------
(a) The Company will send a copy of the Summary of this Declaration of Subscription Rights by first-class, postage-prepaid mail, to each of its members as of the Record Date, at the address of such member shown in the Register of Members of the Company maintained by the Company's transfer agent and registrar.

(b) A copy of the Summary of this Declaration of Subscription Rights will also be sent to each Person who becomes a holder of Ordinary Shares after the Record Date at the same time as the share certificate relating to such Ordinary Shares is sent to such person and all share certificates issued after the Record Date shall bear the following legend:

      THIS CERTIFIES THAT CERTAIN SUBSCRIPTION RIGHTS DECLARED AT A MEETING OF THE BOARD OF DIRECTORS OF CBT GROUP PUBLIC LIMITED COMPANY HELD ON OCTOBER 4TH, 1998 AND AS SET OUT IN A DECLARATION OF SUBSCRIPTION RIGHTS, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF CBT GROUP PUBLIC LIMITED COMPANY. CBT GROUP PUBLIC LIMITED COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE DECLARATION OF SUBSCRIPTION RIGHTS WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE DECLARATION OF SUBSCRIPTION RIGHTS, SUBSCRIPTION RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE DECLARATION OF SUBSCRIPTION RIGHTS), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

(c) Until the Distribution Date the Subscription Rights will be held by the members of the Company as registered in the Register of Members of the Company and prima facie evidence of title to the Subscription Rights will be constituted by the Ordinary Share certificates held by such members.

(d) Until the earlier of the Distribution Date or the Expiration Date a transfer of Ordinary Shares by a member of the Company will also transfer the Subscription Rights, which will be incapable of transfer independently of the Ordinary Shares with which they are associated.

(e) As soon as practicable after the Distribution Date, the Company will prepare and execute, and will send or cause to be sent by first-class, postage-prepaid mail, to each member holding Ordinary Shares as of the Close of Business on the Distribution Date, at the address of such holder shown in the Register of Members of the Company, a Subscription Rights Certificate which shall be prima facie evidence of one Subscription Right for each Ordinary Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Subscription Rights per Ordinary Share has been made pursuant to Section 10 hereof, then, at the time of distribution of the Subscription Rights Certificate, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 12 hereof) so that Subscription Rights Certificates representing only whole numbers of Ordinary Shares are distributed. As of and after the Distribution Date, the Subscription Rights may be transferred as permitted hereby, separately and apart from any transfer of Ordinary Shares, and the holders of such Subscription Rights Certificates as listed in the records of the Company or any transfer agent or registrar for the Subscription Rights shall be the record holders thereof.

SECTION 3 - FORM OF SUBSCRIPTION RIGHTS CERTIFICATES
----------------------------------------------------
(a) The Subscription Rights Certificates (and the forms of election to purchase Ordinary Shares and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Board of Directors of the Company may deem appropriate and as are not inconsistent with the provisions hereof, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system, on which the Subscription Rights may from time to time be listed or included, or to conform to usage. Subject to the provisions of Section 10 and Section 13 hereof, the Subscription Rights Certificates, whenever distributed, shall be dated as of the date of distribution thereof and shall on their face entitle the holders thereof to purchase such number of Ordinary Shares as shall be set forth therein at the price set forth therein
      (such exercise price per Ordinary Share being hereinafter referred to as the "EXERCISE PRICE" and the aggregate Exercise Price of all Ordinary
          ----------------
      Shares issuable upon
      exercise of one Subscription Right being hereinafter referred to as the "TOTAL EXERCISE PRICE"), but the number and type of securities
      ----------------------
      purchasable upon the exercise of each Subscription Right and the Exercise Price shall be subject to adjustment as provided herein.

(b)   Any Subscription Rights Certificates issued pursuant to Section 2(e) or
      Section 13 hereof that represents Subscription Rights beneficially owned by:
      (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person;
      (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such; or

      (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Subscription Rights pursuant to either:
            (A) a transfer (whether or not for consideration) from the Acquiring
                Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Subscription Rights; or
            (B) a transfer which the Company's Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 6(g) hereof; or
      (iv) any subsequent transferee receiving Subscription Rights from a Post-Event Transferee or a Pre-Event Transferee, either directly or through one or more intermediate transferees;

      and any Subscription Rights Certificate issued pursuant to Section 5 or
      Section 10 hereof upon transfer, exchange, replacement or adjustment of any other Subscription Rights Certificate referred to in this Section 3(b), shall contain (to the extent feasible) the following legend:

      THE SUBSCRIPTION RIGHTS REPRESENTED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE DECLARATION OF SUBSCRIPTION RIGHTS). ACCORDINGLY, THIS SUBSCRIPTION RIGHTS CERTIFICATE AND THE SUBSCRIPTION RIGHTS REPRESENTED HEREBY SHALL BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 6(g) OF THE DECLARATION OF SUBSCRIPTION RIGHTS.

SECTION 4 - EXECUTION AND REGISTRATION
--------------------------------------
(a) Subscription Rights Certificates shall be sealed with the Common Seal of the Company in the manner resolved by the Board of Directors of the Company in accordance with the Company's Articles of Association.

(b) Following the Distribution Date, the Company will keep or cause to be kept, at such office as it may designate for such purpose, books for registration and transfer of the Subscription Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Subscription Rights Certificates, the number of Subscription Rights represented by each of the Subscription Rights Certificates and the date of each of the Subscription Rights Certificates.

SECTION 5 - TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF SUBSCRIPTION RIGHTS
-------------------------------------------------------------------------------
CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN SUBSCRIPTION RIGHTS
----------------------------------------------------------------------
CERTIFICATES
------------
(a) Subject to the provisions of Sections 6(g), 12 and 15 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Subscription Rights Certificate or Subscription Rights Certificates may be transferred, split up, combined or exchanged for another Subscription Rights Certificate or Subscription Rights Certificates, entitling the registered holder to purchase a like number of Ordinary Shares (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Subscription Rights Certificate or Subscription Rights Certificates surrendered then entitled such holder to purchase.

(b) Any registered holder desiring to transfer, split up, combine or exchange any Subscription Rights Certificate or Subscription Rights Certificates shall make such request in writing delivered to the Company, and shall surrender the Subscription Rights Certificate or Subscription Rights Certificates to be transferred, split up, combined or exchanged at the office of the Company designated in the Subscription Rights Certificates for such purpose (the "DESIGNATED OFFICE").
                            -------------------

(c) The Company shall not be obliged to take any action whatsoever with respect to the transfer of any such surrendered Subscription Rights Certificate until the registered holder thereof shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Subscription Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Company shall, subject to Sections 6(g), 12 and 15 hereof, deliver to the person entitled thereto a Subscription Rights Certificate or Subscription Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Subscription Rights Certificates.

(d) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Subscription Rights Certificate, and, in case of loss, theft or destruction, of an indemnity or security satisfactory to it, and, at the Company's request, reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender to the Company and cancellation of the Subscription Rights Certificate if mutilated, the Company will make and deliver a new Subscription Rights Certificate to the registered holder in lieu of the Subscription Rights Certificate so lost, stolen, destroyed or mutilated.

SECTION 6 - EXERCISE OF SUBSCRIPTION RIGHTS; EXERCISE PRICE; EXPIRATION DATE OF
-------------------------------------------------------------------------------
SUBSCRIPTION RIGHTS
-------------------
(a) Subject to Sections 6(g), 14(b) and 15(b) hereof, the registered holder of any Subscription Rights Certificate may exercise the Subscription Rights represented thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Close of Business on the Expiration Date by surrender of the Subscription Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Company at the Designated Office, together with payment of the Exercise Price for each Ordinary Share (or, following a Triggering Event, other securities, cash or other assets as the case may
      be) in respect of which the Subscription Rights are being exercised and an amount equal to any applicable tax or governmental charge required to be paid under Section 8(g) hereof.

(b) The Exercise Price for each Ordinary Share issuable pursuant to the exercise of a Subscription Right shall initially be US$65.00, which price shall be subject to adjustment from time to time as provided in Section 10 hereof and shall be payable together with any other sum in lawful money of the United States of America in accordance with Section 6(e) below.

(c) If, with respect to any Subscription Rights Certificate surrendered to the Company for exercise, the certificate attached to the form of election to purchase or form of assignment, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or clause 2 thereof, the Company may, in its absolute discretion, decide not to take any further action with respect to such requested exercise or transfer.

(d) Upon receipt of a Subscription Rights Certificate representing exercisable Subscription Rights, with the form of election to purchase duly executed, accompanied by payment as provided in paragraph (a) above, the Company shall, subject to paragraph (c) above and subject as hereinafter provided, thereupon promptly request any transfer agent or registrar of the Ordinary Shares to enter the name of the Person who has exercised the Subscription Rights in its Register of Members and issue and deliver to such Person a certificate or certificates for the number of Ordinary Shares subscribed for, such certificate or certificates to be delivered to the address of the Person exercising such Subscription Rights as specified in the Subscription Rights Certificate. If, following a Triggering Event, cash, securities or other assets are substituted for an allotment of shares as provided for in
      Section 10(a)(iii) then in lieu of the issue of Ordinary Shares such will be paid or transferred to the Person exercising such Subscription Rights.

(e) The payment of the Exercise Price (as adjusted pursuant to Section 10 hereof) and an amount equal to any applicable tax or governmental charge required to be paid by the holder of such Subscription Rights Certificate in accordance with Section 8(g) hereof, may be made in cash or by certified bank check, cashier's check or bank draft payable to the order of the Company. In the event that the Company is obliged to issue securities of the Company other than Ordinary Shares, pay cash and/or distribute other property pursuant to Section 10(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution if and when necessary to comply with the terms hereof.

(f) In case the registered holder of any Subscription Rights Certificate shall exercise less than all the Subscription Rights to which that Person is entitled thereby, a new Subscription Rights Certificate showing the balance of such Subscription Rights shall be issued by the Company to such person, or to such person's duly authorised assignee, subject to the provisions of Section 5 and Section 12.

(g) Notwithstanding anything herein to the contrary, from and after the first occurrence of a Triggering Event, any Subscription Rights beneficially owned by:
      (i)   an Acquiring Person or an Associate or Affiliate of an Acquiring
            Person;
      (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such (a "POST-EVENT TRANSFEREE");
                            -----------------------

      (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Subscription Rights pursuant to either:
            (A) a transfer (whether or not for consideration) from the Acquiring
                Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Subscription Rights; or
            (B) a transfer which the Company's Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 6(g) (a "PRE-EVENT TRANSFEREE"); or
                ----------------------

      (iv) any subsequent transferee receiving Subscription Rights from a Post-Event Transferee or a Pre-Event Transferee either directly or through one or more intermediate transferees;

      shall be null and void without any further action and no holder of such Subscription Rights shall have any rights whatsoever with respect to such Subscription Rights, whether under any provision hereof or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 6(g) and of Section 3(b) hereof are complied with, but the Company shall have no liability to any holder of Subscription Rights Certificates or to any other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or any of such Acquiring Person's Affiliates, Associates or transferees hereunder.

(h) Notwithstanding anything herein to the contrary, the Company shall not be obliged to undertake any action with respect to any purported exercise of Subscription Rights as set forth in this Section 6 unless, in addition to having complied with the requirements of Section 6(a), the Person purporting to exercise such rights has;
      (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Subscription Rights Certificate surrendered in respect of such exercise; and
      (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably require.

SECTION 7 - CANCELLATION OF SUBSCRIPTION RIGHTS CERTIFICATES
------------------------------------------------------------

      All Subscription Rights Certificates surrendered to the Company for the purpose of exercise, transfer, split, combination or exchange shall be cancelled by it, and no Subscription Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the terms hereof.

SECTION 8 - RESERVATION AND AVAILABILITY OF ORDINARY SHARES
-----------------------------------------------------------
(a) The Company will use its best efforts to maintain the number of authorized and unissued Ordinary Shares, not reserved for another purpose, which will be sufficient to permit the exercise in full of all outstanding Subscription Rights.

(b) If the Company's Ordinary Shares are now or are hereafter listed on a securities exchange or quotation system then so long as the Ordinary Shares (and, following the occurrence of a Triggering Event, Ordinary Shares and/or other securities of the Company) issuable and deliverable upon exercise of the Subscription Rights are, as at the date of exercise of the Subscription Rights, listed on a securities exchange or quotation system, the Company shall use its best efforts to cause such shares to be listed on the date of their allotment or as soon thereafter as practicable.

(c) In respect of any allotment of Ordinary Shares and/or other securities of the Company made pursuant to the exercise of Subscription Rights the Company will make such returns and filings as may be required under the laws of or regulations in the Republic of Ireland.

(d)   The Company shall use its best efforts to:
      (i) file, as soon as practicable following the earliest date after the first occurrence of a Triggering Event in which the consideration to be delivered by the Company upon exercise of the Subscription Rights is described in Section 10(a)(ii) or Section 10(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities to be allotted upon exercise of the Subscription Rights on an appropriate form;
      (ii) cause such registration statement to become effective as soon as practicable after such filing; and
      (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities
            Act) until the earlier of:
            (A) the date as of which the Subscription Rights are no longer exercisable for such securities; and
            (B) the Expiration Date.

      The Company may temporarily suspend, for a period not to exceed ninety
      (90) days after the date set forth in clause (i) of this Section 8(d), the ability to exercise the Subscription Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the ability to exercise the Subscription Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

(e) The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states of the USA in connection with the exercisability of the Subscription Rights. Notwithstanding any provision hereof to the contrary, the Subscription Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained, or an exemption therefrom shall be available, and until a registration statement has been declared effective.

(f) The Company will take all such action as may be necessary to ensure that all Ordinary Shares (or other securities of the Company) delivered upon exercise of Subscription Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price together with an amount equal to any applicable tax or governmental charge required to be paid as provided in Section 8(g) below), be duly and validly allotted and issued and fully paid and nonassessable shares.

(g) The Company will pay when due and payable any and all taxes and governmental charges assessable on it in respect of the original issue or delivery of the Subscription Rights Certificates or of any Ordinary Shares (or other securities of the Company) upon the exercise of Subscription Rights. The Company shall not, be liable for any other tax or governmental charge which may arise as a result of the receipt, transfer, cancellation or exercise of Subscription Rights or receipt, transfer, cancellation or redemption of Ordinary Shares (or other securities of the Company) any such tax or governmental charge being payable by the holder of such Subscription Rights Certificate at the time of surrender thereof.

SECTION 9 - NO SHAREHOLDER RIGHTS PRIOR TO EXERCISE
---------------------------------------------------
(a) As soon as the name of the Person exercising Subscription Rights pursuant to Section 6 has been entered in the Company's Register of Members that Person shall be a Member of the Company with all the rights of a holder of Ordinary Shares in the Company.

(b) Prior to becoming a member of the Company, the holder of a Subscription Rights Certificate shall not be entitled to nor shall anything contained herein or in any Subscription Rights Certificate be construed to confer upon the holder of any Subscription Rights, as such, any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive rights, to receive any notice of any proceedings of the Company, to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders, to receive subscription rights, or otherwise, until the Subscription Right or Subscription Rights shall have been exercised in accordance with the provisions hereof.

SECTION 10 - ADJUSTMENT OF EXERCISE PRICE, NUMBER OF SHARES OR NUMBER OF
------------------------------------------------------------------------
SUBSCRIPTION RIGHTS
-------------------

      The Exercise Price, the number and kind of shares or other property covered by each Subscription Right and the number of Subscription Rights outstanding are subject to adjustment from time to time as provided in this Section 10.

(a)   (i)   In the event that the Company shall at any time after the date hereof:
            (A) declare a dividend on the Ordinary Shares payable in Ordinary
                Shares;

            (B) make a bonus issue in respect of its Ordinary Shares;
            (C) subdivide its Ordinary Shares;
            (D) combine or consolidate its Ordinary Shares (by reverse share split or otherwise) into a smaller number of Ordinary Shares; or
            (E) issue any shares in the capital of the Company in a
                reclassification of the Ordinary Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation);

            then, in each such event, except as otherwise provided in this
            Section 10 and Section 6(g) hereof:
            (1) the Exercise Price in effect at the time of the record date for such dividend or bonus issue or of the effective date of such subdivision, combination, consolidation or reclassification shall be adjusted so that the Exercise Price thereafter shall equal the result obtained by (x) dividing the Exercise Price in effect immediately prior to such time by (y) the number or fraction obtained by dividing the total number of Ordinary Shares (or shares in the capital of the Company issued in such reclassification of the Ordinary Shares) in issue immediately following such time by the total number of Ordinary Shares in issue immediately prior to such time (the "ADJUSTMENT
                                                          -----------
                FRACTION"),; provided, however, that in no event where any
                             --------  -------
                consideration is to be paid upon the exercise of one Subscription Right shall that consideration be less than the aggregate par value of the shares in the capital of the Company issuable upon the exercise of such Subscription Right; and
            (2) the number of Ordinary Shares (or other shares in the capital of the Company) issuable upon the exercise of each Subscription
                Right shall equal the number of Ordinary Shares (or such other shares) as were issuable upon exercise of a Subscription Right immediately prior to the occurrence of the event described in paragraphs (A)-(E) of this Section 10(a)(i), multiplied by the Adjustment Fraction.

            Each Ordinary Share that shall be issued after an adjustment has been made pursuant to this Section 10(a)(i) shall have associated with it the number of Subscription Rights, exercisable at the Exercise Price and for the number of Ordinary Shares (or such other shares in the capital of the Company) as one Ordinary Share has associated with it immediately following the adjustment made pursuant to this Section 10(a)(i).

      (ii) Subject to Section 15 hereof, in the event a Triggering Event shall have occurred, then promptly following such Triggering Event each holder of a

            Subscription Right, except as provided in Section 6(g)
            hereof, shall thereafter have the right to receive for each Subscription Right, upon exercise thereof in accordance with the terms hereof and payment of the Exercise Price in effect immediately prior to the occurrence of the Triggering Event, such number of Ordinary Shares of the Company as shall equal the result obtained by multiplying the Exercise Price in effect immediately prior to the occurrence of the Triggering Event by the number of Ordinary Shares for which a Subscription Right was exercisable (or would have been exercisable if the Distribution Date had occurred) immediately prior to the first occurrence of a Triggering Event, and dividing that product by 50% of the Current Per Share Market Price for Ordinary Shares on the date of occurrence of the Triggering Event; provided,
                                                                      ---------
            however, that the Exercise Price and the number of Ordinary Shares
            -------
            of the Company so receivable upon exercise of a Subscription Right shall be subject to further adjustment as appropriate in accordance with Section 10(e) hereof to reflect any events occurring in respect of the Ordinary Shares of the Company after the occurrence of the Triggering Event.

      (iii) In lieu of issuing Ordinary Shares in accordance with Section 10(a)(ii) hereof, the Company's Board of Directors may, if it determines that such action is necessary or appropriate and not contrary to the interest of holders of Subscription Rights and, in the event that the number of Ordinary Shares which are authorized by the Company's Memorandum and Articles of Association but not issued or reserved for issue for purposes other than upon exercise of the Subscription Rights are not sufficient to permit the exercise in full of the Subscription Rights, or if any necessary shareholder or regulatory approval for such issue has not been obtained by the Company, the Company shall:
            (A) determine the excess of (1) the value of the Ordinary Shares issuable upon the exercise of a Subscription Right (the "CURRENT
                                                                        --------
                VALUE") over (2) the Exercise Price (such excess, the "SPREAD");
                ------                                                --------
                and
            (B) with respect to each Subscription Right, make adequate provision to deliver, in substitution for such Ordinary Shares, upon exercise of the Subscription Rights:
                (1)    cash;
                (2)    a reduction in or waiver of the Exercise Price;
                (3) other equity securities of the Company (including, without limitation, shares or units of shares of any series of preferred shares which the Company's Board of Directors has deemed to have the same value as Ordinary Shares (such shares or units of shares of preferred shares are herein called "ORDINARY SHARE EQUIVALENTS")), except to the
                              ----------------------------
                       extent that the Company has not obtained any necessary shareholder or regulatory approval for such issue;
                (4) debt securities of the Company, except to the extent that the Company has not obtained any necessary shareholder or regulatory approval for such issue;
                (5)    other assets; or
                (6)    any combination of the foregoing;

      having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Company's Board of Directors, based upon the advice of a USA nationally recognized investment banking firm selected by the Company's Board of Directors;

      provided, however, if the Company shall not have made adequate provision
      --------  -------
      to deliver value pursuant to clause (B) above within thirty (30) days following the later of:
      (x)   the first occurrence of a Triggering Event; or
      (y)   the date on which the Company's right of cancellation pursuant to
            Section 14(a) expires;

      (the later of which occurrence being referred to herein as the "SECTION
                                                                     --------
      10(A)(II) TRIGGER DATE"), then the Company shall be obliged to deliver,
      -----------------------
      upon the surrender for exercise of a Subscription Right and without requiring payment of the Exercise Price, Ordinary Shares (to the extent available), except to the extent that the Company has not obtained any necessary shareholder or regulatory approval for such issue, and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Company's Board of Directors shall determine in good faith that it is likely that sufficient additional Ordinary Shares could be authorized for issue upon exercise in full of the Subscription Rights or that any necessary regulatory approval for such issue will be obtained, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 10(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for any increase in the authorized share capital of the Company or any authorization to allot shares or take action to obtain such regulatory approval (such period, as it may be extended, the "SUBSTITUTION PERIOD").
                                                        ---------------------
      To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 10(a)(iii), the Company:
      (x) shall provide, subject to Section 6(g) hereof, that such action shall apply uniformly to all outstanding Subscription Rights; and
      (y) may suspend the ability to exercise the Subscription Rights until the expiration of the Substitution Period in order to seek any shareholders approval as aforesaid, to take any action to obtain any required regulatory approval and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof.

            In the event of any such suspension, the Company shall issue a public announcement stating that the ability to exercise the Subscription Rights has been temporarily suspended, and issue a public announcement at such time as the suspension is no longer in effect.

      For purposes of this Section 10(a)(iii), the value of the Ordinary Shares shall be the Current Per Share Market Price of the Ordinary Shares on the
      Section 10(a)(ii) Trigger Date and the value of any Ordinary Share Equivalents shall be deemed to have the same value as the Ordinary Shares on such date.

(b) In case the Company shall, at any time after the date hereof, fix a record date for the issue of rights, options or warrants to all holders of Ordinary Shares or of any class or series of Equivalent Shares entitling such holders (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Ordinary Shares or Equivalent Shares or securities convertible into Ordinary Shares or Equivalent Shares at a price per share (or having a conversion price per share, if a security convertible into Ordinary Shares or Equivalent Shares) less than the then Current Per Share Market Price of the Ordinary Shares or Equivalent Shares on such record date, then, in each such case, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Ordinary Shares and Equivalent Shares (if any) outstanding on such record date, plus the number of Ordinary Shares or Equivalent Shares, as the case may be, which the aggregate offering price of the total number of Ordinary Shares or Equivalent Shares, as the case may be, to be offered or issued (and/or the aggregate initial conversion price of the convertible securities to be offered or issued) would purchase at such current market price, and the denominator of which shall be the number of Ordinary Shares and Equivalent Shares (if any) outstanding on such record date, plus the number of additional Ordinary Shares or Equivalent Shares, as the case may be, to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event where any consideration
                    --------  -------
      is to be paid upon the exercise of one Subscription Right shall that consideration be less than the aggregate par value of the shares in the capital of the Company issuable upon exercise of one Subscription Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Company's Board of Directors, whose determination shall be binding on the holders of the Subscription Rights. Ordinary Shares and Equivalent Shares owned by or held for the account of the Company shall not be deemed to form part of the issued share capital of the Company for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall, at any time after the date hereof, fix a record date for the making of a distribution to all holders of Ordinary Shares or of any class or series of Equivalent Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend, if any, or a dividend payable in Ordinary Shares) or subscription rights, options or warrants (excluding those referred to in Section 10(b)), then, in each such case, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Per Share Market Price of an Ordinary Share or an Equivalent Share on such record date, less the fair market value per Ordinary Share or Equivalent Share (as determined in good faith by the Board of Directors of the Company), of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to an Ordinary Share or Equivalent Share, as the case may be, and the denominator of which shall be the Current Per Share Market Price of an Ordinary Share or Equivalent Share on such record date; provided, however, that in no event where any consideration is to be
            --------  -------
      paid upon the exercise of one Subscription Right shall that consideration be less than the aggregate par value of the shares in the capital of the Company issuable upon exercise of one Subscription Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

(d) Anything herein to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided,
                                                                 --------
      however, that any adjustments which by reason of this Section 10(d) are
      -------
      not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or to the nearest ten-thousandth of an Ordinary Share or other share, as the case may be. Notwithstanding the first sentence of this Section 10(d), any adjustment required by this
      Section 10 shall be made no later than the earlier of:
      (i) three (3) years from the date of the transaction which requires such adjustment; or

      (ii)  the Expiration Date.

(e) If as a result of an adjustment made pursuant to Section 10(a) hereof, the holder of any Subscription Right thereafter exercised shall become entitled to receive any shares of the Company other than Ordinary Shares, thereafter the number of such other shares so receivable upon exercise of any Subscription Right and, if required, the Exercise Price thereof, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Ordinary Shares contained in Sections 10(a), 10(b), 10(c), 10(d), 10(f), 10(g), 10(h), 10(i), 10(j), 10(k) and 10(l), and the provisions of
      Sections 6, 8, 9 and 12 with respect to the Ordinary Shares shall apply on like terms to any such other shares.

(f) All Subscription Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Ordinary Shares purchasable from time to time hereunder upon exercise of the Subscription Rights, all subject to further adjustment as provided herein.

(g)   Unless the Company shall have exercised its election as provided in
      Section 10(h) below, upon each adjustment of the Exercise Price as a result of the calculations made in Section 10(b) above, each Subscription Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Ordinary Shares (calculated to the nearest ten-thousandth of a share) obtained by (i) multiplying (x) the number of Ordinary Shares covered by a Subscription Right immediately prior to this adjustment by
      (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(h) The Company may elect on or after the date of any adjustment of the Exercise Price as a result of the calculations made in Section 10(b) above to adjust the number of Subscription Rights, in substitution for any adjustment in the number of Ordinary Shares purchasable upon the exercise of a Subscription Right. Each of the Subscription Rights outstanding after such adjustment of the number of Subscription Rights shall be exercisable for the number of Ordinary Shares for which a Subscription Right was exercisable immediately prior to such adjustment. Each Subscription Right held of record prior to such adjustment of the number of Subscription Rights shall become that number of Subscription Rights (calculated to the nearest ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Subscription Rights indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Subscription Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Subscription Rights Certificates have been issued, upon each adjustment of the number of Subscription Rights pursuant to this Section 10(h), the Company shall, as promptly as practicable, cause to be distributed to the holders of record of Subscription Rights Certificates on such record date Subscription Rights Certificates evidencing, subject to Section 12 hereof, the additional Subscription Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Subscription Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Subscription Rights Certificates evidencing all the Subscription Rights to which such holders shall be entitled after such adjustment. Subscription Rights Certificates so to be distributed shall be issued and executed in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be issued in the names of the holders of record of Subscription Rights Certificates on the record date specified in the public announcement.

(i) Irrespective of any adjustment or change in the Exercise Price or the number of Ordinary Shares issuable upon the exercise of the Subscription Rights, the Subscription Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Ordinary Share and the number of Ordinary Shares which were expressed in the initial Subscription Rights Certificates issued hereunder.

(j) The Directors will not reduce the Exercise Price to a price below the par value of the number of Ordinary Shares (or other shares in the capital of the Company) issuable upon exercise of the Subscription Rights.

(k) In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Subscription Right exercised after such record date of the number of Ordinary Shares and other shares in the capital of the Company, if any, issuable upon such exercise over and above the number of Ordinary Shares and other shares in the capital of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the
                                                --------  -------
      Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(l) Anything in this Section 10 to the contrary notwithstanding, prior to the Distribution Date, the Board of Directors of the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 10, as and to the extent that it in its sole discretion shall determine to be advisable in order that any:
      (i) consolidation or subdivision of the Ordinary Shares or any Equivalent Shares;
      (ii) issue wholly for cash of any Ordinary Shares or Equivalent Shares at less than the current market price;
      (iii) issue wholly for cash of Ordinary Shares or Equivalent Shares or securities which by their terms are convertible into or exchangeable for Ordinary Shares or Equivalent Shares;
      (iv)  share dividends; or
      (v) issue of rights, options or warrants referred to in this Section 10; hereafter made by the Company to holders of its Ordinary Shares shall not be taxable to such shareholders.

(m) The Company will not, after the Distribution Date, except as permitted by Sections 14, 15 or 18 hereof, take (or permit to be taken) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Subscription Rights.

SECTION 11 - CERTIFICATE OF ADJUSTED EXERCISE PRICE OR NUMBER OF SHARES
-----------------------------------------------------------------------
Whenever an adjustment is made as provided in Section 10 hereof, the Company shall promptly:
(a) prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment;
(b) file with the transfer agent or registrar for the Ordinary Shares a copy of such certificate; and
(c) mail a brief summary thereof to each holder of a Subscription Rights Certificate in accordance with Section 17 hereof.

Notwithstanding the foregoing, the failure of the Company to prepare or file such certificate or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment.

SECTION 12 - FRACTIONAL SUBSCRIPTION RIGHTS AND FRACTIONAL SHARES
-----------------------------------------------------------------

      The Company will not issue fractions of Subscription Rights and all Subscription Rights will be rounded down to the nearest whole number. The Company will not issue fractions of Ordinary Shares upon the exercise or exchange of Subscription Rights. The holder of a Subscription

      Right by the exercise of that right expressly waives any right to fractional shares to which he would otherwise have been entitled.

SECTION 13 - ISSUE OF NEW SUBSCRIPTION RIGHTS CERTIFICATES
----------------------------------------------------------

      Notwithstanding any of the provisions hereof the Board of Directors of the Company may, at its option, issue new Subscription Rights Certificates in respect of Subscription Rights in such form as it may approve to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities to be issued or property to be purchased upon an exercise of the Subscription Rights. In addition, in connection with the issue of Ordinary Shares following the Distribution Date and prior to the cancellation or expiration of the Subscription Rights, the Company:
      (a) shall, with respect to Ordinary Shares so issued pursuant to the exercise of share options or under any employee plan or arrangement or upon the exercise, conversion or exchange of other securities of the Company in issue at the date hereof or upon the exercise, conversion or exchange of securities hereinafter issued by the Company; and
      (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company;
      issue Subscription Rights Certificates representing the appropriate number of Subscription Rights in connection with such issue or sale; provided,
                                                                    --------
      however, that:
      -------
      (i) no such Subscription Rights Certificate shall be issued and this sentence shall be null and void ab initio if, and to the extent
                                            ---------
            that, such issue or this sentence would create a significant risk of or result in material adverse tax consequences to the Company or the Person to whom such Subscription Rights Certificate would be issued or would create a significant risk of or result in such options' or employee plans' or arrangements' failing to qualify for otherwise available special tax treatment; and
      (ii) no such Subscription Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issue thereof.

SECTION 14 - CANCELLATION
-------------------------
(a) The Board of Directors of the Company may, at any time prior to the earlier of (i) the Distribution Date or (ii) the Close of Business on the Final Expiration Date, cancel all but not less than all of the then outstanding Subscription Rights. The date on which the Board of Directors of the Company elects to make the cancellation effective shall be referred to as the "CANCELLATION DATE."
                --------------------

(b) Immediately upon the action of the Board of Directors of the Company ordering the cancellation of the Subscription Rights, and without any further action and without any notice, the right to exercise the Subscription Rights will terminate. The Company shall promptly give public notice of any such cancellation; provided, however, that the failure to give
                                --------  -------
      or any defect in, any such notice shall not affect the validity of such cancellation. Within ten (10) days after the action of the Board of Directors of the Company ordering the cancellation of the Subscription Rights, the Company shall give notice of such cancellation to the holders of the then outstanding Subscription Rights by mailing such notice to all such holders at their last addresses as they appear in the books required to be maintained pursuant to Section 4(b) hereof or, prior to the Distribution Date, in the Register of Members of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

(c) Notwithstanding the provisions of Section 14(a) above, in the event that a majority of the Board of Directors of the Company is elected by shareholder action by written consent, then until the 180th day following the effectiveness of such election the Subscription Rights shall not be cancelled if such cancellation is reasonably likely to have the purpose or effect of facilitating a Transaction with an Interested Person.

SECTION 15 - EXCHANGE
---------------------
(a) Subject to applicable laws, rules and regulations and subject to Section 15(c) below, the Board of Directors of the Company may at its option, at any time after the occurrence of a Triggering Event, exchange all or part of the then outstanding and exercisable Subscription Rights (which shall not include Subscription Rights that have become null and void pursuant to the provisions of Section 6(g) hereof) for Ordinary Shares, at an exchange ratio of one Ordinary Share per Subscription Right, appropriately adjusted as hereinbefore provided (such exchange ratio being hereinafter referred to as the "EXCHANGE RATIO"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Ordinary Shares then outstanding.

(b) Immediately upon the action of the Board of Directors ordering the exchange pursuant to this Section 15 and without any further action and without any notice the right to exercise such Subscription Rights shall terminate and the only right thereafter of the holders of such Subscription Rights shall be to receive that number of Ordinary Shares equal to the number of such Subscription Rights held by such holder multiplied by the Exchange Ratio. The Company shall give public notice of any such exchange; provided, however, that the failure to give, or any
                         --------  -------
      defect in, such notice shall not affect the validity of such exchange.
      The Company shall mail a notice or any
      such exchange to all of the holders of such Subscription Rights at their last addresses as they appear in the books required to be maintained pursuant to Section 4(b), or, prior to the Distribution Date, in the Register of Members of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Ordinary Shares for Subscription Rights will be effected and, in the event of any partial exchange, the number of Subscription Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Subscription Rights (other than Subscription Rights which have become void pursuant to the provisions of
      Section 6(g) hereof) held by each holder of Subscription Rights.

(c) In the event that there shall not be sufficient Ordinary Shares authorized but unissued to permit any exchange of Subscription Rights as contemplated in accordance with this Section 15, the Company shall either take such action as may be necessary to authorize additional Ordinary Shares for issue upon exchange of the Subscription Rights or alternatively, at the option of a majority of the Board of Directors of the Company, with respect to each Subscription Right:
      (i) pay cash in an amount equal to the Current Value (as hereinafter defined) in lieu of issuing Ordinary Shares in exchange therefor; or
      (ii) issue debt or equity securities or a combination thereof, having a value equal to the Current Value, in lieu of issuing Ordinary Shares in exchange for each such Subscription Rights, where the value of such securities shall be determined by a USA nationally recognized investment banking firm selected by majority vote of the Board of Directors of the Company and subject to the Company having obtained any necessary shareholder or regulatory approval for such issue; or
      (iii) subject to the matters aforesaid, deliver any combination of cash, property, Ordinary Shares and/or other securities having a value equal to the Current Value in exchange for each Subscription Rights.
      For purposes of this Section 15(c) only, the "Current Value" shall mean the product of the Current Per Share Market Price of Ordinary Shares on the date of the occurrence of the event described above in subparagraph
      (a), multiplied by the number of Ordinary Shares for which the Subscription Right otherwise would be exchangeable if there were sufficient shares available. To the extent that the Company determines that some action need be taken pursuant to paragraphs (i), (ii) or (iii) of this Section 15(c), the Board of Directors may temporarily suspend the ability to exercise the Subscription Rights for a period of up to sixty
      (60) days following the date on which the event described in Section 15(a) or 15(f) shall have occurred, in order to seek any authorization of additional Ordinary Shares and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the ability to exercise of the Subscription Rights has been temporarily suspended.

(d) The Board of Directors of the Company may, by majority vote, at any time before any Person has become an Acquiring Person, exchange all or part of the then outstanding Subscription Rights for rights of substantially equivalent value, as determined reasonably and with good faith by the Board of Directors, based upon the advice of one or more USA nationally recognized investment banking firms.

(e) Immediately upon the action of the Board of Directors ordering the exchange of any Subscription Rights pursuant to subsection (d) of this
      Section 15 and without any further action and without any notice, the right to exercise such Subscription Rights shall terminate and the only right thereafter of a holder of such Subscription Rights shall be to receive that number of rights in exchange therefor as has been determined by the Board of Directors in accordance with sub-section 15(d) above. The Company shall give public notice of any such exchange; provided, however,
                                                             --------  -------
      that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall mail a notice of any such exchange to all of the holders of such Subscription Rights at their last addresses as they appear in the Register of Members of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Subscription Rights will be effected.

(f) Notwithstanding the provisions of this Section 15, in the event that a majority of the Board of Directors of the Company is elected by shareholder action by written consent, then until the 180th day following the effectiveness of such election the Subscription Rights shall not be exchanged for Ordinary Shares or rights of substantially equivalent value if such exchange is reasonably likely to have the purpose or effect of facilitating a Transaction with an Interested Person.

SECTION 16 - NOTICE OF CERTAIN EVENTS
-------------------------------------
(a) In case the Company permits to occur any Triggering Event, the Company shall give notice thereof to each holder of Subscription Rights in accordance with Section 17 hereof at least twenty (20) days prior to the occurrence of such Triggering Event.

(b) In case any Triggering Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Subscription Rights Certificate, in accordance with Section 17 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Subscription Rights under Section 10(a)(ii).

SECTION 17 - NOTICES
--------------------

Notices or demands to be given or made hereunder by the holder of any Subscription Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is notified to the holders of Subscription Rights Certificates by the Company pursuant to the provisions of this clause) as follows:

                   Company: CBT Group Public Limited Company
                   Address: Beech Hill
                            Clonskeagh
                            Dublin 4
                            Ireland
                   Telephone: (353 1) 280 0077
                   Facsimile: (353 1) 283 1296
                   Attention: Company Secretary

                   with a copy to:

                   Binchys
                   43 Fitzwilliam Place
                   Dublin 2
                   Ireland
                   Telephone: (353 1) 661 6144
                   Facsimile: (353 1) 676 0198
                   Attention: Jennifer Caldwell

                   with a copy to:

                   Wilson Sonsini Goodrich & Rosati
                   Professional Corporation
                   650 Page Mill Road
                   Palo Alto, California 94304-1050
                   Telephone: (650) 493-9300
                   Facsimile: (650) 493-6811
                   Attention: Alan Austin

Notices or demands to be given or made hereunder by the Company to the holder of any Subscription Rights shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the Register of Members of the Company or, after the Distribution Date at such holder's address as it appears in the books required to be maintained pursuant to Section 4(b) hereof.

SECTION 18 - SUPPLEMENTS AND AMENDMENTS
---------------------------------------
(a) Prior to the Distribution Date, the Company may supplement or amend the terms hereof in any respect without the approval of any holders of Subscription Rights. From and after the Distribution Date, the Board of Directors of the Company may from time to time supplement or amend the terms hereof without the approval of any holders of Subscription Rights in order to:
       (i)   cure any ambiguity;

       (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein;
       (iii) shorten or lengthen any time period hereunder; or
       (iv) change or supplement the provisions hereunder in any manner that the Board of Directors of the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Subscription Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person);

       provided, that the terms hereof will not be supplemented or amended to
       --------
       lengthen, pursuant to clause (iii) of this Section 18(a):
       (A) a time period relating to when the Subscription Rights may be cancelled; or
       (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Subscription Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).

(b) Notwithstanding the provisions of Section 18(a), in the event that a majority of the Board of Directors of the Company is elected by shareholder action by written consent, then until the 180th day following the effectiveness of such election, the terms hereof shall not be supplemented or amended in any manner reasonably likely to have the purpose or effect of facilitating a Transaction with an Interested Person.

SECTION 19 - DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC
----------------------------------------------------------------------

       For all purposes hereof, any calculation of the number of Ordinary Shares in issue at any particular time, including for purposes of determining the particular percentage of such issued Ordinary Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Declaration and to exercise all rights and powers specifically granted to the Board, or the Company hereunder, or as may be necessary or advisable in the administration hereof, including, without limitation, the right and power to:
       (i)   interpret the provisions hereof; and
       (ii) make all determinations deemed necessary or advisable for the administration hereof (including a determination to cancel or not cancel the Subscription Rights or to amend the terms hereof).

SECTION 20 - SEVERABILITY
-------------------------

       If any term, provision or restriction herein contained is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and restrictions herein contained shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding
                                --------  -------
       anything to the contrary herein contained, if any such term, provision or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from the terms hereof would adversely affect the purpose or effect hereof, the right of cancellation set forth in Section 14 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Company's Board of Directors.

SECTION 21 - GOVERNING LAW
--------------------------

       This Declaration and each Subscription Right and each Subscription Rights Certificate issued hereunder shall be deemed to be made under the laws of the Republic of Ireland and for all purposes shall be governed by and construed in accordance with the laws of the Republic of Ireland.

SECTION 22 - DESCRIPTIVE HEADINGS
---------------------------------

       Descriptive headings of the several Sections herein are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                   EXHIBIT A
                                   ---------

                        CBT GROUP PUBLIC LIMITED COMPANY
                    FORM OF SUBSCRIPTION RIGHTS CERTIFICATE

Certificate No. R-  _________ Subscription Rights

     NOT EXERCISABLE AFTER THE EARLIER OF (i) October 4, 2008 (ii) THE DATE TERMINATED BY THE COMPANY OR (iii) THE DATE THE COMPANY EXCHANGES THE SUBSCRIPTION RIGHTS PURSUANT TO THE DECLARATION OF SUBSCRIPTION RIGHTS.
     THE SUBSCRIPTION RIGHTS ARE SUBJECT TO CANCELLATION, AT THE OPTION OF THE COMPANY. [UNDER CERTAIN CIRCUMSTANCES, SUBSCRIPTION RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE DECLARATION OF SUBSCRIPTION RIGHTS) AND ANY SUBSEQUENT HOLDER OF SUCH SUBSCRIPTION RIGHTS MAY BECOME NULL AND VOID.] [THE SUBSCRIPTION RIGHTS REPRESENTED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE DECLARATION OF SUBSCRIPTION RIGHTS). ACCORDINGLY, THIS SUBSCRIPTION RIGHTS CERTIFICATE AND THE SUBSCRIPTION RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 6(g) OF SUCH DECLARATION OF SUBSCRIPTION RIGHTS.]

                        SUBSCRIPTION RIGHTS CERTIFICATE

                        CBT GROUP PUBLIC LIMITED COMPANY

This certifies that ______________________________, or registered assigns, is the registered owner of the number of Subscription Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Declaration of Subscription Rights dated as of October 4, 1998, (the "DECLARATION OF SUBSCRIPTION RIGHTS"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Declaration of Subscription Rights) and prior to the close of Business on October 4, 2008 at the office of the Company at Beech Hill, Clonskeagh, Dublin 4, Ireland, one fully paid Ordinary Share, (the "ORDINARY SHARES"), of the Company, at a Exercise Price of $65 per Ordinary Share (the "EXERCISE PRICE"), upon presentation and surrender of this Subscription Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Subscription Rights evidenced by this Subscription Rights Certificate (and the number of Ordinary Shares which may be purchased upon exercise hereof) set forth above are the number and Exercise Price as of October 4, 1998 based on the Ordinary Shares as constituted at such date. As provided in the Declaration of Subscription Rights, the Exercise Price and the number and kind of Ordinary Shares or other securities which may be purchased upon the exercise of the Subscription Rights evidenced by this Subscription Rights Certificate are subject to modification and adjustment upon the happening of certain events.

This Subscription Rights Certificate is subject to all of the terms, provisions and conditions of the Declaration of Subscription Rights, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof Copies of the Declaration of Subscription Rights are on file at the principal executive offices of the Company.

Subject to the provisions of the Declaration of Subscription Rights, the Subscription Rights evidenced by this Subscription Rights Certificate may be exchanged by the Company in whole or in part for Ordinary Shares, substantially equivalent rights or other consideration as determined by the Company.

This Subscription Rights Certificate, with or without other Subscription Rights Certificates, upon surrender may be exchanged for another Subscription Rights Certificate or Subscription Rights Certificates of like tenor and date evidencing Subscription Rights entitling the holder to purchase a like aggregate amount of securities as the Subscription Rights evidenced by the Subscription Rights Certificate or Subscription Rights Certificates surrendered shall have entitled such holder to purchase. If this Subscription Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Subscription Rights Certificate or Subscription Rights Certificates for the number of whole Subscription Rights not exercised.

No fractional portion of an Ordinary Share will be issued upon the exercise of any Right or Subscription Rights.

No holder of this Subscription Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Ordinary Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Declaration of Subscription Rights or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Declaration of Subscription Rights, or to receive dividends or subscription rights, or otherwise, until the Right or Subscription Rights shall have been exercised as provided in the Declaration of Subscription Rights.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________, 19____.


ATTEST:                         [Company]


By:  ____________________       By:  ____________________

     __________________, Secretary   _________________, [Title]

            FORM OF REVERSE SIDE OF SUBSCRIPTION RIGHTS CERTIFICATE

                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such holder desires to transfer the Subscription Rights Certificate)

FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

                 (Please print name and address of transferee)
--------------------------------------------------------------------------------

this Subscription Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the within Subscription Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated: _______________, 19____



     ------------------------------
     Signature


Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                  CERTIFICATE
                                  -----------


The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Subscription Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, or an Affiliate or Associate of any such Person (as such terms are defined in the Declaration of Subscription Rights);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Subscription Rights evidenced by this Subscription Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated: _______________, 19____



     ------------------------------
     Signature


Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                 exercise the Subscription Rights Certificate)

To:  ___________________________

The undersigned hereby irrevocably elects to exercise _________________________ Subscription Rights represented by this Subscription Rights Certificate to purchase the number of Ordinary Shares issuable upon the exercise of such Subscription Rights and requests that certificates for such number of Ordinary Shares issued in the name of:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                        (Please print name and address)

--------------------------------------------------------------------------------

If such number of Subscription Rights shall not be all the Subscription Rights evidenced by this Subscription Rights Certificate, a new Subscription Rights Certificate for the balance remaining of such Subscription Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                        (Please print name and address)

--------------------------------------------------------------------------------

Dated: ___________________ , 19____

     ------------------------------
     Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


                                  CERTIFICATE
                                  -----------


The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Subscription Rights evidenced by this Subscription Rights Certificate [_] are [_] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Subscription Rights Agreement);
                                                ----------------

(2) after due inquiry and to the best knowledge of the undersigned, it [_] did [_] did not acquire the Subscription Rights evidenced by this Subscription Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated: _______________, 19____

     ------------------------------
     Signature


Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


      FORM OF REVERSE SIDE OF SUBSCRIPTION RIGHTS CERTIFICATE - CONTINUED

                                     NOTICE
                                     ------


The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Subscription Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B
                                   ---------

                 SUMMARY OF DECLARATION OF SUBSCRIPTION  RIGHTS

          On October 4, 1998, the Board of Directors of CBT Group PLC (the "Company") adopted a Subscription Rights Declaration, pursuant to which one Subscription Right (a "Right") was granted for each outstanding ordinary share, nominal value IR9.375p (the "Shares"), of the Company. Each Right entitles the registered holder to purchase from the Company one Share at a price of $65.00 per Share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in the Subscription Rights Declaration.

          Until the earlier to occur of 10 days after (i) the public announcement that a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Shares (the "Shares Acquisition Date") or (ii) the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by an Acquiring Person of 15% or more of such outstanding Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced with respect to any of the Share certificates outstanding by such Share certificate. Notwithstanding the foregoing, any person or group of affiliated or associated persons who, at 12:00 midnight on October 4, 1998, was the beneficial owner of at least 15% of the number of Shares outstanding on such date will not be deemed an "Acquiring Person" unless such person or group of affiliated or associated persons acquires beneficial ownership of additional Shares at any time thereafter.

          The Rights Declaration provides that, until the Distribution Date, the Rights will be transferred with and only with the Shares. Until the Distribution Date (or earlier cancellation or expiration of the Rights), new Share certificates issued after the Record Date, upon transfer or new issuance of Shares, will contain a notation incorporating the Rights Declaration by reference. Until the Distribution Date (or earlier cancellation or expiration of the Rights), the surrender for transfer of any certificates for Shares outstanding as of the Record Date, even those without such notation, will also constitute the transfer of the Rights associated with the Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on October 4, 2008 (the "Final Expiration Date") unless the Rights are earlier canceled or exchanged by the Company, or the Rights Plan is amended, in each case as described below.

          The Purchase Price payable, and the number of Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, a bonus issue in respect of, or a subdivision, combination, consolidation or reclassification of, the Shares; (ii) upon the grant to holders of the Shares of certain rights or warrants to subscribe for or purchase Shares at a price, or securities convertible into Shares with a conversion price, less than the then current market price of the Shares; or (iii) upon the distribution to holders of the Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Shares, a stock dividend on the Shares payable in Shares, a bonus issue in respect of the Shares, or subdivisions, consolidations or combinations of the Shares occurring, in any such case, prior to the Distribution Date.

     In the event that any person becomes an Acquiring Person (a "Flip-In Event"), each holder of a Right will thereafter generally have the right to receive upon exercise that number of Shares having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of Flip-In Event all Rights that are, or (under certain circumstances specified in the Rights Declaration) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Shares will be issued. The Purchase Price is payable by certified check, cashier's check, bank draft or money order.

     At any time after a person becomes an Acquiring Person and prior to the acquisition by any Acquiring Person of 50% or more of the outstanding Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Share per Right (subject to adjustment). However, if a majority of the Company's Board of Directors is elected by Shareholder action by written consent, then for a period of 180 days following such election the Rights cannot be exchanged if such exchange is reasonably likely to have the purpose or effect of facilitating an acquisition of the Company by a person or entity who proposed, nominated or supported a director of the Company so elected by written consent (an "Interested Person").

     At any time prior to a person becoming an Acquiring Person, the Board of Directors of the Company may cancel the Rights in whole, but not in part. Immediately upon any cancellation of the Rights, the right to exercise the Rights will terminate. However, if a majority of the Company's Board of Directors is elected by Shareholder action by written consent, then for a period of 180 days following such election the Rights cannot be exchanged if such exchange is reasonably likely to have the purpose or effect of facilitating an acquisition of the Company by an Interested Person.

     Other than provisions relating to principal economic terms of the Rights, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights. However, if a majority of the Company's Board of Directors is elected by Shareholder action by written consent, then for a period of 180 days following such election the Rights cannot be exchanged if such exchange is reasonably likely to have the purpose or effect of facilitating an acquisition of the Company by an Interested Person.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. Each Share in issue or hereafter issued by the Company will receive one Right.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on cancellation of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that the Rights may not be canceled (as described above) since the Board of Directors may, at its option, at any time until the Shares Acquisition Date cancel all of the Rights. The Rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareholder value), partial tender offers and selective open-market purchases. The Rights are intended to assure that the Company's Board of Directors has the ability to protect shareholders and the Company if efforts are made to gain control of the Company in manner that is not in the best interests of the Company and its shareholders.

     The foregoing summary of the Rights does not purport to be complete and is qualified in its entirety by reference to the Subscription Rights Declaration.